Exhibit 10.1

ZAOZHUANG BANK	Contract No.: 2015 Zao Yin Shou Zi 11130602 No. 00009

Credit Agreement

Creditor: Zaozhuang Bank Junshan Road Sub-branch

Applicant: Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd.

Creditor: Zaozhuang Bank Co., Ltd. Junshan Road Sub-branch (hereinafter referred to as “Party A”)

Legal representative (principal): Zhou Changtao

Applicant: Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. (hereinafter referred to as “Party B”)

Legal representative (principal): Huang Dali

Party B made a credit application to Party A, which agrees. By related regulations and mutual communication, below articles were reached.

Article 1          Credit Amount

Party A shall provide RMB (total)   30,000,000   Yuan as the credit amount.

The amount is the maximum that Party A could supplies to Party B including loan, trade financing (packed release, import & export documentary bill), discount and commercial acceptance bill and guarantee letter, etc.

The above mentioned amount excludes the related guarantee or that of deposit mortgage, so does below covered.

The business type and scope is listed in Article 3.

Article 2           Terms of Crediting

The duration is for one year, from November 13, 2015 to November 11, 2016.

Party B should submit the application with the period or Party A shall reject the request.

Article 3          Usage of Credit Amount

3.1 Amount type and scope

The above credit is (Comprehensive or single).

3.1.1 The comprehensive credit amount is to be assigned as:

3.1.1.1 Working Capital loan: RMB    20 Million Yuan;

3.1.1.2 Bank Acceptance bill discount: RMB                     ;

3.1.1.3 Commercial Acceptance bill discount: RMB            ;

3.1.1.4 Commercial bill Acceptance: RMB                         ;

3.1.1.5 Open letter of guarantee: RMB                          ;

When Party A agreed, Party B can adjust above amount on different type usage.

3.1.2 The Difference Bank Acceptance would be RMB25million Yuan (difference in amount is RMB10 million Yuan, guarantee amount is RMB15 million Yuan) single credit amount.

3.2 during the valid period, Party B can circulate the credit amount application one by one. Party A shall review and approve each application. A separate business contract is to be signed between the two parties.

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3.3 Each separate loan application should be based on party B’s business request and Party A’s regulated term. So the separate term can be later than credit date.

Article 4          Interest and Expenditure

All the loan, financing rate, acceptance, credit letter opening and cost for guarantee letter should be referred to each separate regulated contract.

Article 5          Guarantee Clauses

5.1 All the debts under this agreement from Party B shall be joint liability guarantee by Shandong Weijiao Group Xuecheng Energy Co., Ltd., which shall provide Party A with irrevocable maximum guarantee letter and guarantee contract.

5.2 All the debts under this agreement from Synthesis Energy Systems (Zaozhuang) New Gas Co., Ltd. are subject to its guarantor and its real estate, land as mortgage. The two parties are to sign the guarantee contract (see attached mortgage list).

Article 6          Party B’s Rights and Obligations

6.1 Party B has below rights

6.1.1 It has the rights to ask Party A providing the credit or other credit within the amount and under the regulations;

6.1.2 It can use the credit amount under the rules regulated in this agreement;

6.1.3 Party A should keep confidential to the information provided by party B related to its production, operation, Property and Accounting except the legal part.

6.1.4 After the written consent from Party A, Party B is able to assign its debt to a third party.

6.2 Party B has below obligations:

6.2.1 Party B shall provide the required documentation in real situation, including the open account, number and balance for the deposit and loan, cooperating party A’s review and check;

6.2.2 Agree with Party A’s surveillance on Party B’s credit usage and production and financial activities;

6.2.3 Use the loan or credit under each separate contract regulations;

6.2.4 Pay back the loan or principal of the advanced money according to the regulations under this agreement and each separate contract;

6.2.5 When Party B plans to transfer all or part of the debt to a third party, written consent by Party A should be obtained;

6.2.6 should any below item happened, Party B should notice Party A immediately and actively cooperate Party A on assured actions for the loan and other credit principal and interest and all the related expenditure payment:

6.2.6.1 Big financial or property loss or other crisis;

6.2.6.2 Provide loan or guarantee for third party in order to prevent from interest loss or use its own property for mortgage guarantee;

6.2.6.3 Changes happened including merger, separation, reconstruction, joint venture, shares transfer and stock reforming;

6.2.6.4 Stopping, revocation, license withdrawing, bankruptcy or dissolution;

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6.2.6.5 Its major shareholder or related company has financial crisis and influenced its normal operation;

6.2.6.6 Have big transaction with major shareholder and its related company and influenced its normal operation;

6.2.6.7 Any lawsuit, arbitration, criminal or administrative punishment which bring bad influence to its business or financial status;

6.2.6.8 Any big event that may affect its loan payment.

Article 7 Party A’s Rights and Obligations

7.1  Party A has below rights:

7.1.1 Party A can request Party B to pay back the loan and principal of advanced money on time;

7.1.2 Party A has right to ask Party B to provide related document supporting the credit amount;

7.1.3 Party A can make command of Party B’s production and financial activity;

7.1.4 Party A can have surveillance on Party B’s usage of the loan or other credit;

7.1.5 Party A is able to remit from any of Party B’s accounts the related loan or principal and interest of advanced money;

7.1.6 If Party B failed to follow any obligation, Party A is able to stop the balanced loan or credit amount and ask Party B to pay back the released loan and interest;

7.1.7 If any circumstance happened to Party B as described under Article 6.2.6, Party A has the right to stop the balanced loan quota or credit and ask Party B to pay immediately the loan or principal of the advanced money and related expenditure. It is acceptable that when Party A agrees, all the debts can be transferred to an assignee or to add new guarantee which Party agrees.

7.2 Party A has below obligations:

7.2.1 Based on this agreement and each separate contract, Party A arrange to Party B the regulated loan or credit;

7.2.2 Party A should keep confidential on Party B’s information including property, finance, production and operation except for those legal parts.

Article 8          Special items which Party B should promise

8.1 Party B was legally established according to PRC laws. It is qualified as a legal person and has civil action to sign and fulfill the agreement;

8.2 Party B has got full authorization from related Board Directors or organizations to sign and fulfill the agreement;

8.3 Party B should provide true, accurate, complete and valid documentation covering guarantor and mortgage with no violated error or missing;

8.4 Party B should have no lawsuit, arbitration, criminal or administrative punishment which may cause bad result to its property when signing the agreement or during the valid term of the agreement. If any, Party B should notice Party A immediately;

8.5 Party B should follow the national laws and operates within the regulated business scope, doing the annual inspection on legal person registration;

8.6 Keep and improve the current management to assure the value and elevating the property. Do not give up any due debt and manage the major property for free or with improper manner;

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8.7 When signing this agreement, Party B has no big happening that may affect its fulfilling of those described obligations.

Article 9          Other expenses

Any expenses occurred by credit information, inspection, notarization, etc., and under the condition that party B can’t repay all debts owed to party A under this contract on time, all expenses party A paid such as lawyer fee, lawsuit fee, and travel expenses in order to realize the creditor’s right should be borne by party B. Here party B authorizes party A to deduct the expenses from its bank account opened under party A or any other financing institutions. For any deficiency, party B assures the payback of the exact amount upon party A’s notice, without any evidence from party A.

Article 10        Default and conduct

10.1         If one of the following issues happened to party B, it is regarded as event of default:

10.1.1      Violation of obligations stipulated in term 6.2.1, providing fake information to party A or hide important situation, failing to co-operate in party A’s investigation, audit and check, party A asked for correction by party B within reasonable period but party B failed to make correction within given period, damaged the interests of party A;

10.1.2     Violation of obligations stipulated in term 6.2.2, refuses to accept or avoid party A’s supervision on party B’s use of loan funds, operation and financial activities, damages the interests of party A;

10.1.3      Violation of obligations stipulated in term 6.2.3, fails to use load funds and/or other credit along with this contract and other related contracts, damages the interests of party A;

10.1.4      Violation of obligations stipulated in term 6.2.4, fails to repay the loan and/or advances principal and interest on time;

10.1.5      Violation of obligations stipulated in term 6.2.5, transfers debt under this contract to third party unilaterally, damages the interests of party A;

10.1.6      Violation of obligations stipulated in term 6.2.6, when the conditions occurred as stipulated in this term, fails to notice party A timely, or after party A is informed of such condition and asks party B to increase guarantee measures for loan payback but party B fails to co-operate, or party A thinks the loan and/or advances principal and interest’s safe return is affected;

10.1.7      Violation of term 8.1, 8.2 and 8.4, damages the interests of party A, or violation of term 8.3, 8.5, 8.6 and 8.7, fails to make correction as required by party A, damages the interests of party A;

10.1.8      Any other situations which party A thinks damages the interests of party A.

10.2         If any of the following circumstances occurred to the guarantor, party A will think the guarantee capability is affected and ask guarantor remove adverse impact, or ask party B to increase or replace guarantee conditions, if the guarantor and party B fail to co-operate, it will be regarded as event of default.

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10.2.1      Any circumstances occurred as stipulated in term 6.2.6;

10.2.2      Hide its capability of guarantee liability when drawing irrevocable letter of guarantee, or fails to get relevant authorization;

10.2.3      Fails to conduct yearly audit registration

10.2.4      Failure to manage and claim due debts, or disposes current main assets for free or with any other improper way.

10.3         If any of the following circumstances occurred to the pledger, party A will think it will cause the mortgage failure or lead the value of the guaranties or pledged assets to decrease, and asks pledger to remove such adverse impact, or asks party B to increase or replace guarantee conditions, the pledger and party B fail to co-operate:

10.3.1      Lacks of the ownership or disposition right of the guaranties or pledged assets, or dissension concerning the ownership of guaranties;

10.3.2      Leasing, sealed up, sequestrated or controlled are occurred to the guaranties or pledged assets, and/or party B hide such occurrence;

10.3.3      Without the written consent of party A, the pledger disposes the guaranties by transferring, leasing, remortgages or any other improper ways, or though with the written consent of party A, fails to payback debts which party B owed to party A as party A requested with the earnings from disposed guaranties;

10.3.4      The pledger fails to keep, maintenance and repair the guaranties to lead the decrease of the value of guaranties, or the pledger’s behavior causes the decrease of the value of guaranties; or the pledger fails to insure the guaranties during mortgage period as requested by party A.

10.4         Once any violation of obligations stipulated in term 10.1, 10.2, 10.3 occurred, party A is entitled to take any actions as follows, and party B has no objection to them:

10.4.1      Stop to issue to party B unused loan within credit limit, stop to provide party B unused credit limit on acceptance bill, LC opening, letter of guarantee opening;

10.4.2      Take back issued loan’s principal and interests within credit limit and related expenses;

10.4.3      For the draft accepted by party A or opened LC, letter of guarantee during credit period, despite if party A has paid advance in cash or not, party A can ask party B to increase guarantee money amount, or transfer party B deposit or clearing account deposit to guarantee money account as a guarantee money to pay off future party A’s advance in cash, or give to the third party for drawing as future party A’s advance cash.

10.4.4      Deduct directly from party B’s clearing account and/or deposits on other accounts to pay off all debts under this contract and any other detail contracts;

10.4.5      Exercises recourse based on article 13.

Article 11       Alteration and termination of contract

Any alteration and termination to this contract shall be made in a writing based on an agreement reached by both parties through consultation. This contract should remain effective before any written agreement reached. Any party are not allowed to make alternation or termination in advance without authorization.

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Article 12        Others

12.1        During effective period of this contract, any tolerance, grace period or delay to exercise party A’s rights and interests under this contract by party A based on party B’s violation of this contract or any delay should not damage, affect or restrict party A’s all rights and interests according to related laws and this contract, neither party A’s permission or recognition to violation of this contract, neither regarded as party A’s waiver of the right to take any action to current or future violation of this contract.

12.2         If all or part terms becomes ineffective legally for any reasons, party B still needs to take the responsibility to pay off all debts owed to party A under this contract. If the above-mentioned happens, party A is entitled to terminate this contract and ask for paying off all debts by party B immediately.

12.3         All notices and requests related to this contract shall be sent in a written form. Any telex, telegraph from party A once sent out, mails delivered to post office will be regarded as to be reached party B.

12.4         Any written supplemental agreement after both parties’ consultation for unaccomplished matter or modification to this contract, and other detailed contracts under this contract are all attachment of this contract, shall constitute an integral part of this contract.

Article 13       Governing laws and settlement of dispute

13.1        The conclusion, execution, and dispute settlement of this contract shall be subject to the laws of the People’s Republic of China. Both parties’ rights and interests are protected by the laws of the People’s Republic of China.

13.2         For all disputes arising out of this contract, both Party A and Party B shall try to settle them through consultation. Shall such consultation failed, they shall be settled in the method stipulated herein.

13.2.1      Lodge a lawsuit with the people’s court where party A is located

13.2.2     Apply for arbitration to      /       arbitration committee.

13.2.3     After both parties’ conduction of notarization on enforcement of this contract and detailed contracts, in order to recourse the due debt of party B under this contract and detailed contracts, party A is entitled to apply for enforcement to people’s court of jurisdiction.

Article 14        Effectiveness of this contract

This contract becomes effective after both parties’ signatures or stamps by authorized people and stamped of official seals, as well as the guarantee procedure under article 5 of this contract is conducted. This contract will be automatically ineffective at the day when party B pays off all debts and other related expenses to party A.

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Article 15        This contract is made in three counterparts of the equal legal effect, with the party A, party B and registration authority holding one copy respectively.

Party A: (corporate seal):	Party B: (corporate seal):

Legal representative (principal)	Legal representative (principal)
(signature or seal):	(signature or seal):

Entrusted agent: (signature):	Entrusted agent: (signature):

Yang Lei

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